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   As filed with the Securities and Exchange Commission on February 3, 2005
                              Registration No. 333-



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in its charter)

                     Maine                          01-0404322
         (State of incorporation)      (I.R.S. Employer Identification No.)


                        P.O. Box 940, 223 Main Street
                       Damariscotta, Maine  04543-0940
                              (207) 563-3195
                  (Address of  Principal Executive Offices)

                      FNB Bankshares Stock Option Plan
                          (Full title of the plan)


                            Daniel R. Daigneault
                   President and Chief Executive Officer
                    First National Lincoln Corporation
                      P.O. Box 940, 223 Main Street
                     Damariscotta, Maine  04543-0940
                              (207) 563-3195
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              with a copy to:

                              Keith C. Jones
                             Verrill Dana, LLP
                    One Portland Square, P.O. Box 586
                        Portland, Maine  04112-0586
                              (207) 774-4000

                     Calculation of Registration Fee

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Title of Each                Proposed Maximum  Proposed Maximum
Class of                       Offering Price         Aggregate     Amount of
Securities to    Amount to be       Per Share          Offering  Registration
be Registered      Registered         or Unit             Price           Fee
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Common Stock,
par value
$.01 per share        95,479(1)       $3.80(2)       $362,820(2)       $42.70
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(1)  Represents the number of shares of Common Stock of Registrant reserved for issuance as a result of the conversion of options to purchase common stock of FNB Bankshares into options to purchase Common Stock of Registrant pursuant to an Agreement and Plan of Merger, dated as of August 25, 2004, between Registrant and FNB. Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R.
Section 230.462.












































PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

     (b) All reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above;

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (file No. 000-26589) filed with the Commission on July 2, 1999, including all amendments or reports filed for the purpose of updating such description; and

     (d) All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item. 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Under Sections 851 et. seq. of the Maine Business Corporation Act, and except to the extent broader indemnification is authorized by a corporation's articles of incorporation, a corporation generally may indemnify an individual who is a party to a proceeding because that individual is a director of the corporation against liability incurred in the proceeding if the individual's conduct was in good faith and the individual reasonably believed (i) in the case of conduct in the individual's capacity as director, that the individual's conduct was in the best interests of the corporation (or participants in an employee benefit plan of the corporation with respect to service thereto); (ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Unless ordered by a court to do so, however, a corporation may not indemnify one of its directors (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above; or (2) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity. Under the Maine Business Corporation Act, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under the Maine Business Corporation Act, a corporation generally may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because that officer is an officer of the corporation to the same extent as a director and, in the case of an officer who is not a director, to such further extent as may be provided the corporation's articles of incorporation, bylaws, a resolution of the corporation's Board of Directors or a contract, except no indemnification may be made to such a person for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (2) liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled;
(ii) an intentional infliction of harm on the corporation or its shareholders; or (iii) an intentional violation of criminal law.

     The Registrant's bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of FNLC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided that no indemnification shall be provided for any person with respect to any matter as to which he or she shall have been finally adjudicated in any action, suit or proceeding not to have acted in the reasonable belief that his or her action was in the best interests of the Registrant or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     The Registrant's bylaws provide that the Registrant shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon (1) authorization by the Board of Directors in the manner provided in the bylaws, and (2) receipt by the Registrant of a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to be entitled to indemnification under the bylaws.

     In addition, the Registrant carries a liability insurance policy for its directors and officers

Item 7.   Exemption from Registration Claimed.

     Not applicable.



Item 8.   Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


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No.     Exhibit
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4.1     Conformed Copy of Registrant's Articles of Incorporation,
        incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed October 7, 2004

4.2     Conformed Copy of Registrant's Bylaws, incorporated by reference to
        Exhibit 3.1 to Current Report on Form 8-K filed October 7, 2004

4.3     FNB Bankshares Stock Option Plan*

4.4     Form Option Agreement*

5       Opinion of Verrill Dana LLP, as to the legality of the securities

23.1    Consent of Verrill Dana LLP
        (contained in the opinion included as Exhibit 5)

23.2 Consent of Berry, Dunn, McNeil & Parker, LLC, independent certified public accountants

24      Power of attorney for any subsequent amendments
        (located in the signature pages of this Registration Statement).
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*  See Agreement and Plan of Merger with FNB Bankshares dated August 25, 2004, incorporated by reference to Exhibit 2.1 to Form 8-K filed August 27, 2004, which Agreement and Plan of Merger effects an amendment to the FNB Bankshares Stock Option Plan.





















Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.








SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Damariscotta, State of Maine, on this 3rd day of February, 2005.



FIRST NATIONAL LINCOLN CORPORATION


________________________________________
By: Daniel R. Daigneault
    President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Daniel R. Daigneault and F. Stephen Ward, and each of them severally, his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.





_________________________________              Date:           February 3, 2005
Katherine M. Boyd
Director


_________________________________              Date:           February 3, 2005
Daniel R. Daigneault
Director, President & Chief Executive Officer
(principal executive officer)


_________________________________              Date:           February 3, 2005
Robert B. Gregory
Director


_________________________________              Date:           February 3, 2005
Tony C. McKim
Director


_________________________________              Date:           February 3, 2005
Randy A. Nelson
Director


_________________________________              Date:           February 3, 2005
Carl S. Poole, Jr.
Director


_________________________________              Date:           February 3, 2005
Mark N. Rosborough.
Director


_________________________________              Date:           February 3, 2005
Stuart G. Smith
Director


_________________________________              Date:           February 3, 2005
David B. Soule, Jr.
Director


_________________________________              Date:           February 3, 2005
Bruce B. Tindal
Director


_________________________________              Date:           February 3, 2005
F. Stephen Ward
Treasurer & Chief Financial Officer
(principal financial and accounting officer)































Exhibit Index

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Exhibit Exhibit                                                       Location
No.
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4.1     Conformed Copy of Registrant's Articles of Incorporation           (1)

4.2     Conformed Copy of Registrant's Bylaws                              (2)

4.3     FNB Bankshares Stock Option Plan                                (3)(7)

4.4     Form Option Agreement                                           (4)(7)

5       Opinion of Verrill Dana LLP, as to the legality of the securities  (5)

23.1    Consent of Verrill Dana LLP                                        (5)

23.2    Consent of Berry, Dunn, McNeil & Parker, LLC,                      (5)
        independent certified public accountants

24      Power of attorney for any subsequent amendments                    (6)
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(1) Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed October 7, 2004
(2) Incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed October 7, 2004
(3) Incorporated by reference to Exhibit 10.1 (a) to Current Report on Form 8-K filed January 14, 2005
(4) Incorporated by reference to Exhibit 10.2 (b) to Current Report on Form 8-K filed January 14, 2005
(5) Filed herewith
(6) Contained in the opinion included as Exhibit 5
(7) Included in the signature page to this Registration Statement
(6) See Agreement and Plan of Merger with FNB Bankshares dated August 25, 2004, incorporated by reference to Exhibit 2.1 to Form 8-K filed August 27, 2004, which Agreement effects an amendment to the FNB Bankshares Stock Option Plan